EXHIBIT 16.1




February 5, 2007

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:  EnerTeck Corporation
   File No. 000-31981

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A (Amendment No.1)  of
EnerTeck Corporation for the event that occurred on January 15, 2007, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.


/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas